Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD QUARTER FINANCIAL RESULTS

Company reports third quarter revenues of $32.2 million,

 adjusted EBITDA of $3.5 million and adjusted EPS of $0.00

66% year on year revenue growth in Asia Pacific and 2% growth in the Americas offsets sluggish demand in Europe

$4 million, two-year governance services agreement signed — over $8 billion in Total Contract Value under management since business launch two years ago

Non-cash impairment charge of $52.5 million recorded in the quarter

STAMFORD, Conn., November 9, 2010 — Information Services Group, Inc. (ISG) (NASDAQ: III), an industry-leading, information-based services company, today announced financial results for the third quarter of 2010.

Third Quarter 2010 Results and Operating Highlights

ISG reported total revenues of $32.2 million, a decrease of $0.3 million, or 1%, from $32.5 million in the third quarter of 2009.  Revenues before client reimbursable expenses (fee revenue) totaled $29.9 million, the same as prior year levels (+2% in constant currency terms).

Adjusted earnings before interest, taxes, depreciation, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $3.5 million, or 11.7% of fee revenue, compared with $5.4 million, or 18.1% of fee revenue, in the third quarter 2009.  Excluding the impact of currency translation, adjusted EBITDA declined $1.6 million or 29% from third quarter 2009 levels.  The decline in adjusted EBITDA was driven primarily by a higher level of restructuring costs, which totaled $0.7 million in the third quarter versus a reversal of restructuring accruals of $0.6 million in third quarter 2009.

Adjusted net income was $152,000, or $0.00 per share, compared with $2.2 million, or $0.07 in the prior year’s third quarter.

On a GAAP basis, ISG reported a $51.9 million operating loss compared with $4.2 million of operating loss for the third quarter of 2009. The third quarter 2010 operating loss was attributable to a $52.5 million charge for the impairment of goodwill and indefinite life intangible assets associated with trademark and trade names.  The non-cash impairment charge resulted primarily from the significant drop in the market capitalization of the company driven by declines in the share price as well as a difficult global macroeconomic environment resulting in reduced sourcing activity levels. The decline in operating income was driven by the $52.5 million impairment charge in the third quarter 2010 plus higher costs relating to restructuring, contract labor and compensation.  In the third quarter 2009, ISG recorded an impairment charge of $6.8 million relating to indefinite life intangible assets associated with trademark and trade names.

Reported fully diluted earnings per share (EPS) of ($1.61) compared with ($0.11) for the third quarter of 2009; fully diluted adjusted EPS of $0.00 was down from $0.07 in the prior year.

“We have completed the third quarter with strong reported revenue growth in Asia Pacific of 66% (56% in constant currency) and continued growth in the Americas.  We signed a two year multi-million dollar Governance Services contract with a major transportation company to provide managed services for their service provider contracts, extending our total contract value under our management to over $8 billion.  This momentum helped to offset weakness in Europe, which declined 14% (in constant currency) as companies continue to defer some sourcing decisions amid the uncertain economic and financial climate,” said Michael P. Connors, Chairman and CEO of ISG.

Mr. Connors added, “While the overall sourcing market remains challenging, we continue to gain market share as we see the benefits of prior investments in new geographies and industry verticals.  As an example, our government vertical— in which we will continue to invest as an engine of future growth— last week signed a major public sector client that has the potential to generate a multi-million dollar IT advisory engagement for us in 2011.  As the economic recovery progresses during 2011 we continue to believe that ISG is well positioned to support our clients’ efforts to lower their costs and drive business improvements.  As their trusted advisor we will continue to bring resources and insight into our clients’ most pressing needs.”

Capital and Liquidity

Cash and cash equivalents totaled $40.9 million at September 30, 2010, a net decrease of $1.9 million from December 31, 2009 levels.  Total outstanding debt at September 30, 2010 was $69.8 million, the same level as June 30, 2010.

Conference Call

ISG has scheduled a conference call at 5:30 p.m. Eastern Time, Tuesday, November 9, 2010, to discuss the Company’s financial results.  The call can be accessed by dialing 1-(877) 548-7915 or for international callers 001 (719) 325-4844.  The access code is 3915438.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI, Inc.

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2010 and 2009.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, amortization of intangible assets resulting from acquisitions, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2009), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues and may maintain sizable accounts receivables with the Company; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Revenues	$32,190	$32,462	$100,406	$98,279
Operating expenses
Direct costs and expenses for advisors	18,642	16,968	54,902	49,447
Selling, general and administrative	10,632	10,532	35,194	35,647
Depreciation and amortization	2,340	2,366	7,041	7,160
Impairment of intangible assets	52,491	6,800	52,491	6,800
Operating loss	(51,915)	(4,204)	(49,222)	(775)
Interest income	39	39	125	254
Interest expense	(814)	(1,111)	(2,402)	(3,640)
Foreign currency transaction loss	(116)	(107)	(188)	(151)

Loss before taxes	(52,806)	(5,383)	(51,687)	(4,312)
Income tax benefit	1,059	1,786	586	1,354
Net loss	$(51,747)	$(3,597)	$(51,101)	$(2,958)

Weighted average shares outstanding:
Basic	32,044	31,478	31,982	31,456
Diluted	32,044	31,478	31,982	31,456

Loss per share:
Basic	$(1.61)	$(0.11)	$(1.60)	$(0.09)
Diluted	$(1.61)	$(0.11)	$(1.60)	$(0.09)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Net loss	$(51,747)	$(3,597)	$(51,101)	$(2,958)
Plus:
Interest expense (net of interest income)	775	1,072	2,277	3,386
Income taxes	(1,059)	(1,786)	(586)	(1,354)
Depreciation and amortization	2,340	2,366	7,041	7,160
Impairment of intangible assets	52,491	6,800	52,491	6,800
Non-cash stock compensation	683	563	2,360	1,873
Adjusted EBITDA	$3,483	$5,418	$12,482	$14,907

Net loss	$(51,747)	$(3,597)	$(51,101)	$(2,958)
Plus:
Non-cash stock compensation	683	563	2,360	1,873
Intangible amortization	1,978	2,036	5,934	6,108
Impairment of intangible assets	52,491	6,800	52,491	6,800
Tax effect (1)	(3,253)	(3,572)	(5,394)	(5,617)
Adjusted net income	$152	$2,230	$4,290	$6,206

Weighted average shares outstanding:
Basic	32,044	31,478	31,982	31,456
Diluted	32,044	31,478	31,982	31,456

Adjusted earnings per share:
Basic	$0.00	$0.07	$0.13	$0.20
Diluted	$0.00	$0.07	$0.13	$0.20

(1)          Apply a marginal tax rate of 38.0%. The tax effect for the three and nine months ended September 30, 2010 excludes non-deductible item.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2010	Three Months Ended	Constant currency	September 30, 2009
	September 30, 2010	impact (1)	Adjusted	September 30, 2009	impact (1)	Adjusted
Revenue	$32,190	$816	$33,006	$32,462	$264	$32,726
Operating loss	$(51,915)	$354	$(51,561)	$(4,204)	$69	$(4,135)
Adjusted EBITDA	$3,483	$470	$3,953	$5,418	$177	$5,595

			Nine Months Ended			Nine Months Ended
	Nine Months Ended	Constant currency	September 30, 2010	Nine Months Ended	Constant currency	September 30, 2009
	September 30, 2010	impact (1)	Adjusted	September 30, 2009	impact (1)	Adjusted
Revenue	$100,406	$2,440	$102,846	$98,279	$3,731	$102,010
Operating (loss) income	$(49,222)	$400	$(48,822)	$(775)	$1,172	$397
Adjusted EBITDA	$12,482	$588	$13,070	$14,907	$1,324	$16,231

(1) Using foreign currency rates as of November 30, 2009.